Exhibit 23.2

[KPMG LLP LOGO]

KPMG LLP

1660 International Drive

McLean, VA 22102

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DiamondRock Hospitality Company:

We consent to the use of our report dated February 21, 2005, with respect to the consolidated financial statements and schedule of DiamondRock Hospitality Company and subsidiaries (the Company) as of December 31, 2004, and for the period from May 6, 2004 to December 31, 2004; to the use of our report dated January 5, 2005, with respect to the financial statements of Sonoma LLC as of October 8, 2004 and January 2, 2004, and for the period from April 24, 2004 to October 8, 2004 and the period from January 3, 2004 to April 23, 2004, and the fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated November 19, 2004, with respect to the financial statements of Courtyard by Marriott Midtown East as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated December 15, 2004, with respect to the financial statements of Rock Spring Park Hotel Limited Partnership as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 5, 2005, with respect to the financial statements of Salt Lake City Marriott Downtown as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 5, 2005, with respect to the financial statements of Torrance Marriott as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 17, 2005, with respect to the financial statements of Fifth Avenue Hospitality Associates, LLC for the nine-month period ended September 30, 2004 and each of the two years ended December 31, 2003 and 2002; to the use of our report dated January 31, 2005, with respect to the financial statements of Griffin Gate Marriott Resort for the period from January 4, 2003 to June 25, 2003 and the fiscal year ended January 3, 2003; to the use of our report dated January 31, 2005, with respect to the financial statements of MI Griffin Gate Hotel, LLC for the periods from January 3, 2004 to October 8, 2004 and from June 26, 2003 to January 2, 2004 and to the use of our report dated April 28, 2005, with respect to the financial statements of Capital Hotel Investments, LLC Four Pack as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, included herein and to the references to our firm under the headings “Summary Selected Financial and Operating Data”, “Selected Financial and Operating Data”, “Unaudited Pro Forma Financial Information” and “Experts” in the prospectus.

KPMG LLP

/s/    KPMG LLP

July 12, 2005

McLean, VA